UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2015 (August 11, 2015)

Semler Scientific, INC.
____________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-36305	26-1367393
____________________________________________________________________________________________________________
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Semler Scientific, Inc. 2230 N.W. Everett Portland, Oregon	97210
____________________________________________________________	______________________________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 774-4211

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 11, 2015, Semler Scientific, Inc. (the “Company”) received a notice (the “Notice”) from the Nasdaq Stock Market (“NASDAQ”) indicating that as of June 30, 2015, the Company’s reported stockholders’ equity of $1,698,000 did not meet the $2,500,000 minimum required to maintain continued listing as set forth in NASDAQ Rule 5550(b)(1) (the “Rule”), and that as of August 10, 2015, the Company did not meet the alternative requirements of market value of listed securities or net income from continuing operations. The Notice has no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market.

Under NASDAQ Rule 5810(c)(2), the Company has 45 calendar days from the date of the Notice, or until September 25, 2015, to submit to NASDAQ a plan to regain compliance with the continued listing requirements. If the plan is accepted, the Company will have 180 calendar days from the date of the Notice to regain compliance by meeting the continued listing requirement. If the plan is not accepted, or the Company is unable to regain compliance during the 180-day period, and the Company receives a delisting determination from NASDAQ, the Company may, at that time, request a hearing to remain on the Nasdaq Capital Market, which request will ordinarily suspend such delisting determination until a decision by NASDAQ subsequent to the hearing.

There can be no assurance that the Company will be successful in regaining compliance with the continued listing requirements and maintaining its listing of the Company’s common stock on the Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Semler Scientific, Inc.

Date: August 14, 2015
By: /s/ Daniel Conger
Daniel Conger Vice President of Finance